UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2021, GWG DLP Funding IV, LLC (“DLP IV”), an indirect subsidiary of GWG Holdings, Inc. (“GWG” or the “Company”), entered into a Fifth Amended and Restated Loan and Security Agreement with LNV Corporation, as lender, and CLMG Corp., as the administrative agent (the “Administrative Agent”) on behalf of the lenders under the agreement (the “Fifth Amended Facility”). The Fifth Amended Facility replaced a Fourth Amended and Restated Loan and Security Agreement, dated September 7, 2021 (the “Fourth Amended Facility”), that previously governed DLP IV’s senior credit facility. The principal amount outstanding under the Fifth Amended Facility as of the date of this report is $294,260,603.

The Fifth Amended Facility resulted in an increase in the principal amount of the loan of $60.1 million, $20.0 million of which was paid in cash to DLP IV on December 14, 2021, and the balance of which reflects (1) consideration provided to the lender to agree to certain amendments to the loan facility for, among other things, a reduction in the applicable interest rate (as described below) and a shortening of the period for which the Yield Maintenance Fee is owed, and (2) a $100,000 structuring fee. The Company used a portion of the advance received by DLP IV to pay principal and interest on its L Bonds.

Under the Fifth Amended Facility, all advances bear interest at a rate of the Benchmark Rate plus the Applicable Margin, or the Default Rate if an Event of Default has occurred and is continuing. For purposes of the Fifth Amended Facility, (i) the Benchmark Rate is the greater of (a) the sum of (i) the Federal Funds Rate plus (ii) one-half of one percent (0.50%) and (b) one percent (1.00%) (reduced from one half of one percent (1.50%) in the Fourth Amended Facility); (ii) the Applicable Margin is four percent (4.00%) (reduced from seven and one half percent (7.50%) in the Fourth Amended Facility); and (iii) the Default Rate is the Benchmark Rate plus nine and one half percent (9.50%). In addition, the facility limit under the Fifth Amended Facility was increased from $300 million to $325 million.

The Fifth Amended Facility also provides that (a) DLP IV shall (i) be entitled to obtain additional advances to pay life insurance premiums payable on or prior to February 1, 2022, (ii) within thirty 30 days after the loan to value ration exceeds sixty percent (60%) at any time on or after May 1, 2022, repay all the advances and all other obligations under the Fifth Amended Facility to the extent of any such excess, and (iii) following the last day of each calendar quarter commencing with the calendar quarter ending March 31, 2022, repay the principal amount of the advances in an amount equal to $5.0 million per quarter, and (b) the maturity date shall be February 1, 2027 (reduced from September 27, 2029 in the Fourth Amended Facility).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set for in Item 1.01 is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Combined 2020/2021 Annual Meeting of Stockholders on December 17, 2021. At the meeting, stockholders of the Company took the following actions:

(i) The stockholders elected one Class I director to serve as a member of the Board of Directors for a term expiring at the 2022 Annual Meeting of Stockholders:

Nominee: Peter T. Cangany, Jr.

Number of Votes Cast For	Number of Votes Withheld
26,953,993	52,897

(ii) The stockholders elected two Class II directors to serve as a member of the Board of Directors for a term expiring at the 2023 Annual Meeting of Stockholders:

Nominee: David F. Chavenson

Number of Votes Cast For	Number of Votes Withheld
26,971,264	35,626

Nominee: David H. de Weese

Number of Votes Cast For	Number of Votes Withheld
26,963,116	43,774

(iii) The stockholders elected one director to serve for a term expiring at the 2024 Annual Meeting of Stockholders:

Nominee: Timothy L. Evans

Number of Votes Cast For	Number of Votes Withheld
26,985,202	21,688

The term of the Chairman of the Board and President and Chief Executive Officer of the Company, Murray T. Holland, expires at the 2022 Annual Meeting of Stockholders, so he was not up for election at Combined 2020/2021 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Fifth Amended and Restated Loan and Security Agreement with GWG DLP Funding IV, LLC (as borrower), CLMG Corp. (as agent) and LNV Corporation (as lender), dated December 14, 2021 (filed herewith)†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain confidential information has been excluded from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: December 20, 2021	By:	/s/ Timothy L. Evans
	Name:	Timothy L. Evans
	Title:	Chief Financial Officer

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